Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
February 1, 2011	904-398-9400
LANDSTAR SYSTEM REPORTS 35 PERCENT INCREASE IN
FOURTH QUARTER EARNINGS PER SHARE
Jacksonville, FL — Landstar System, Inc. (NASDAQ: LSTR) reported 2010 fourth quarter net income of $24.1 million, or $0.50 per diluted share, compared to net income of $18.6 million, or $0.37 per diluted share, for the 2009 fourth quarter. Revenue for the 2010 fourth quarter was $587.5 million compared to $547.7 million in the 2009 fourth quarter.
Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2010 fourth quarter was $537.6 million, or 91 percent of revenue, compared to $498.4 million, or 91 percent of revenue, in the 2009 fourth quarter. In the 2010 and 2009 fourth quarters, the Company invoiced customers $51.1 million and $40.7 million, respectively, of fuel surcharges that were passed 100 percent to BCOs and excluded from revenue. Revenue hauled by rail, air and ocean cargo carriers was $36.7 million, or 6 percent of revenue, in the 2010 fourth quarter compared to $35.0 million, or 6 percent of revenue, in the 2009 fourth quarter. Transportation management fee revenue generated by the supply chain solutions companies was $4.4 million, or 1 percent of revenue, in both the 2010 and 2009 fourth quarters.

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Commenting on Landstar’s 2010 fourth quarter, Henry Gerkens, Landstar’s Chairman, President and CEO said, “I am very pleased with the way the Company finished the year. Operating income and diluted earnings per share in the 2010 fourth quarter increased 30 percent and 35 percent, respectively, over the 2009 fourth quarter. Gross profit, defined as revenue less the cost of purchased transportation and commissions to agents, in the 2010 fourth quarter increased 8 percent over the 2009 fourth quarter. As anticipated, revenue in the 2010 fourth quarter compared to revenue in the 2009 fourth quarter was negatively impacted by a significant decrease in the number of loads hauled under the Company’s less-than-truckload substitute line haul service offering. Revenue under the Company’s less-than-truckload substitute line haul service offering decreased to 4 percent of revenue in the 2010 fourth quarter compared to 13 percent of revenue in the 2009 fourth quarter. Excluding the impact of the revenue decline in this service offering, the total number of truck transportation loads hauled in the 2010 fourth quarter increased 8 percent over the 2009 fourth quarter and revenue per load for truck transportation for the fourth quarter of 2010 increased 12 percent over the 2009 fourth quarter. In addition, the number of loads hauled by air and ocean carriers in the 2010 fourth quarter increased 50 percent and 31 percent, respectively, over the 2009 fourth quarter.”
“Landstar continues to generate outstanding returns. Return on average shareholder’s equity was 32 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 22 percent. Landstar System, Inc. also announced that its Board of Directors has declared a quarterly dividend of $0.05 per share. The dividend is payable on March 11, 2011 to stockholders of record at the close of business on February 14, 2011. It is the intention of the Board of Directors to continue to pay a quarterly dividend. During the 2010 fourth quarter, Landstar purchased 1,277,000 shares of its common stock at a total cost of $48.1 million. During 2010, the Company purchased 2,653,000 shares of its common stock at a total cost of $102.7 million. Under the Company’s authorized share purchase program, the Company currently has a total of 723,000 shares of its common stock available for purchase.”
Gerkens continued, “As reported by FIRST CALL, the current ranges of analysts’ earnings estimates for the 2011 first quarter and full year are $0.38 to $0.45 per diluted share and $1.95 to $2.29 per diluted share. Based upon current revenue trends and the anticipated continuation of those trends through the balance of the year, I am comfortable with the current range of analysts’ earnings estimates for both the 2011 first quarter and full year.”

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Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Fourth Quarter 2010 Earnings Release Conference Call.”
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2009 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time-to-time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

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About Landstar:
Landstar System, Inc. is a non-asset based provider of integrated supply chain solutions. Landstar delivers safe, specialized transportation, warehousing and logistics services to a broad range of customers worldwide utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation companies are certified to ISO 9001:2008 quality management system standards and RC14001:2008 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(Tables follow)

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Landstar System, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Fiscal Year Ended		Thirteen Weeks Ended
	December 25,	December 26,	December 25,	December 26,
	2010	2009	2010	2009
Revenue	$2,400,170	$2,008,796	$587,535	$547,715
Investment income	1,558	1,268	489	314

Costs and expenses:
Purchased transportation	1,824,308	1,503,520	442,353	413,301
Commissions to agents	181,405	160,571	46,710	42,836
Other operating costs	28,826	29,173	6,874	7,424
Insurance and claims	49,334	45,918	11,725	16,862
Selling, general and administrative	153,080	133,612	38,194	33,922
Depreciation and amortization	24,804	23,528	6,360	6,114

Total costs and expenses	2,261,757	1,896,322	552,216	520,459

Operating income	139,971	113,742	35,808	27,570
Interest and debt expense	3,623	4,030	924	937

Income before income taxes	136,348	109,712	34,884	26,633
Income taxes	49,766	39,762	11,005	8,296

Net income	86,582	69,950	23,879	18,337
Less: Net loss attributable to noncontrolling interest	(932)	(445)	(220)	(231)

Net income attributable to Landstar System, Inc. and subsidiary	$87,514	$70,395	$24,099	$18,568

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$1.77	$1.38	$0.50	$0.37

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$1.77	$1.37	$0.50	$0.37

Average number of shares outstanding:
Earnings per common share	49,523,000	51,095,000	48,327,000	50,404,000

Diluted earnings per share	49,580,000	51,280,000	48,358,000	50,594,000

Dividends paid per common share	$0.1900	$0.1700	$0.0500	$0.0450

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Landstar System, Inc. and Subsidiary
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	Dec. 25,	Dec. 26,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$44,706	$85,719
Short-term investments	23,266	24,325
Trade accounts receivable, less allowance of $5,324 and $5,547	307,350	278,854
Other receivables, including advances to independent contractors, less allowance of $5,511 and $5,797	23,943	18,149
Deferred income taxes and other current assets	21,652	19,565

Total current assets	420,917	426,612

Operating property, less accumulated depreciation and amortization of $137,830 and $124,810	132,649	116,656
Goodwill	57,470	57,470
Other assets	72,846	48,054

Total assets	$683,882	$648,792

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$24,877	$28,919
Accounts payable	137,297	121,030
Current maturities of long-term debt	22,172	24,585
Insurance claims	40,215	41,627
Other current liabilities	53,785	42,474

Total current liabilities	278,346	258,635

Long-term debt, excluding current maturities	99,439	68,313
Insurance claims	31,468	30,680
Deferred income taxes	23,662	23,013

Equity
Landstar System, Inc. and subsidiary shareholders’ equity Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,535,169 and 66,255,358 shares	665	663
Additional paid-in capital	169,268	161,261
Retained earnings	844,132	766,040
Cost of 18,674,902 and 16,022,111 shares of common stock in treasury	(763,182)	(660,446)
Accumulated other comprehensive income	881	498

Total Landstar System, Inc. and subsidiary shareholders’ equity	251,764	268,016

Noncontrolling interest	(797)	135

Total equity	250,967	268,151

Total liabilities and equity	$683,882	$648,792

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Landstar System, Inc. and Subsidiary
Supplemental Information
(Unaudited)

	Fiscal Year Ended		Thirteen Weeks Ended
	December 25,	December 26,	December 25,	December 26,
	2010	2009	2010	2009
Revenue generated through (in thousands):
Business Capacity Owners (1)	$1,289,395	$1,140,004	$323,174	$299,613
Truck Brokerage Carriers	919,605	694,467	214,416	198,806
Rail intermodal	70,299	76,346	18,459	19,252
Ocean cargo carriers	46,064	33,835	12,019	8,376
Air cargo carriers	20,104	17,621	6,251	7,362
Other (2)	54,703	46,523	13,216	14,306

	$2,400,170	$2,008,796	$587,535	$547,715

Number of loads:
Business Capacity Owners (1)	821,330	761,940	197,060	200,100
Truck Brokerage Carriers	591,810	501,980	135,400	138,980
Rail intermodal	31,070	37,890	7,950	9,290
Ocean cargo carriers	6,830	5,370	1,900	1,450
Air cargo carriers	6,880	7,780	2,010	1,340

	1,457,920	1,314,960	344,320	351,160

Revenue per load:
Business Capacity Owners (1)	$1,570	$1,496	$1,640	$1,497
Truck Brokerage Carriers	1,554	1,383	1,584	1,430
Rail intermodal	2,263	2,015	2,322	2,072
Ocean cargo carriers	6,744	6,301	6,326	5,777
Air cargo carriers	2,922	2,265	3,110	5,494

	December 25,	December 26,
	2010	2009
Truck Capacity
Business Capacity Owners (1) (3)	7,865	7,926

Truck Brokerage Carriers:
Approved and active (4)	18,049	14,887
Approved	9,938	9,886

	27,987	24,773

Total available truck capacity providers	35,852	32,699

Million Dollar Agents (5)	468	405

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.

(3)	Trucks provided by Business Capacity Owners were 8,452 and 8,519 at December 25, 2010 and December 26, 2009, respectively.

(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.

(5)	Independent commission sales agents who on an annual basis generate $1 million or more of Landstar revenue.